Exhibit 99.1
Investor Contact: Ken Cooper — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or pr@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS
Company Reports Revenue Growth of 6.5%, Net Income Growth of 18% and
Earnings Per Diluted Share of $0.44 for the Quarter
CHANHASSEN, Minn. (April 22, 2010) — Life Time Fitness, Inc. (NYSE: LTM) today reported its operating results for the first quarter ended March 31, 2010.
     Revenue for the first quarter of 2010 grew 6.5% to $219.8 million from $206.4 million during the same period last year. Net income during the quarter was $17.8 million, or $0.44 per diluted share, compared with $15.1 million, or $0.38 per diluted share, for 1Q 2009.
     “During the first quarter, we continued to focus on reducing attrition and growing same-center revenue,” said Bahram Akradi, Life Time Fitness chairman, president and chief executive officer. “I am pleased to report positive trends in both areas, which are reflected in our improved operating results. We achieved an attrition rate of 8.5% for the quarter, driven by our relentless commitment to members’ experiences and the growing impact of our connectivity initiatives. At the same time, we saw our third consecutive quarter of mature same-center revenue improvement. This is indicative of our clear focus on delivering programs and services that truly help members achieve success with their fitness goals. Moving forward, we remain focused on improving these key metrics and implementing our healthy way of life initiatives that demonstrate just how different Life Time is when it comes to changing members’ lives for the better.”
     During the first quarter, Life Time Fitness opened two new large format centers. These included the January opening of Beachwood, Ohio (the Company’s first location in the Cleveland market) and the March opening of Lenexa, Kansas (the Company’s second location in the Kansas City market). In February, the Company also opened a new Pilates, yoga and personal training boutique in Scottsdale, Arizona. A new Pilates and yoga boutique is planned to open in the third quarter in Minneapolis and the third new large format center opening in 2010 is planned for the Denver market in the fourth quarter.
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Life Time Fitness First Quarter 2010 Results — Page 2
Three Months Ended March 31, 2010, Financial Highlights:
Total revenue for the first quarter grew 6.5% to $219.8 million, driven by growth in membership dues and in-center revenue.

(Period-over-period growth)	1Q 2010 vs. 1Q 2009
• Membership dues	5.7%
• Enrollment fees	(2.3%)
• In-center revenue	10.5%

• Same-center revenue (13th month of operation)	2.6%
• Mature same-center revenue (37th month of operation)	(1.2%)
• Average center revenue per membership	$369 — up 4.7%
• Average in-center revenue per membership	$111 — up 8.3%
Memberships grew 2.3% to 613,882 at March 31, 2010, from 599,919 at March 31, 2009.
•	Attrition in 1Q 2010 was 8.5% compared with 9.8% in 1Q 2009.

•	Trailing 12-month attrition through March 31, 2010, improved to 39.3%.
Total operating expenses during 1Q 2010 totaled $182.1 million compared to $173.9 million for 1Q 2009. Operating margin was 17.1% for 1Q 2010, compared to 15.7% in the prior-year period.

(Expense as a percent of total revenue)	1Q 2010 vs. 1Q 2009
• Center operations	62.5% vs. 61.5%
• Advertising and marketing	3.1% vs. 4.0%
• General and administrative	4.9% vs. 5.7%
• Other operating	2.0% vs. 2.4%
• Depreciation and amortization	10.4% vs. 10.7%
Net income during 1Q 2010 was $17.8 million compared with $15.1 million in 1Q 2009. Net income margin for 1Q 2010 was 8.1% compared with 7.3% in the prior-year period.
EBITDA for 1Q 2010 grew 10.6% to $60.7 million from $54.9 million in 1Q 2009. As a percentage of total revenue, EBITDA was 27.6% in 1Q 2010, compared to 26.6% in the prior-year period.
Cash flows from operations for 1Q 2010 were $53.9 million as compared with $49.7 million in the prior-year period. Free cash flow for 1Q 2010 was $30.8 million.
Weighted average diluted shares for 1Q 2010 totaled 40.8 million as compared with 39.4 million in the prior-year period.
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Life Time Fitness First Quarter 2010 Results — Page 3
Updated 2010 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2010 subject to the risks and uncertainties described below:
•	Revenue is expected to be $880-895 million (updated from $870-895 million), driven primarily by membership dues and in-center revenue growth.

•	Net income is expected to be $76.5-79.5 million (up from $75-79 million), driven by revenue growth and cost efficiencies.

•	Diluted earnings per common share is expected to be $1.88-1.96 (up from $1.85-1.95).
     As announced on April 8, 2010, the Company will hold a conference call today at 10:00 a.m. ET to discuss its first quarter 2010 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and Kenneth Cooper, vice president of finance, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available via the Company’s Web site beginning at approximately 1:00 p.m. ET today.
     The Company also announced on April 8, 2010, that its Annual Meeting of Shareholders will be held at the Life Time Fitness headquarters (2902 Corporate Place in Chanhassen, Minnesota) at 2:00 p.m. ET today. The meeting will be Web cast and may be accessed live via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the Web cast will be available beginning at approximately 5:00 p.m. ET today, and remain available for 30 days.
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About Life Time Fitness, Inc.
Life Time Fitness, Inc. (NYSE: LTM) is a healthy way of life company based in Chanhassen, Minnesota. The Company is dedicated to providing programs and services that help its members connect and engage with their areas of interest, and achieve success with their health and fitness goals. Life Time Fitness designs and operates distinctive, multi-use sports, professional fitness, family recreation and spa/resort centers that help members lead healthy and active lives. As of April 22, 2010, the Company operated 87 centers in 19 states and 24 markets. Additional information about Life Time Fitness centers, programs and services is available at www.lifetimefitness.com.

Risks and Uncertainties
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, our ability to access existing credit facilities and obtain additional financing, strains on our business from continued growth, risks related to maintenance of our data, competition from other health and fitness centers, delays in opening new centers, identifying and acquiring suitable sites for new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings. The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,955	$6,282
Accounts receivable, net	3,638	4,026
Center operating supplies and inventories	15,222	14,621
Prepaid expenses and other current assets	16,540	12,938
Deferred membership origination costs	19,435	20,278
Deferred income taxes	—	660

Total current assets	67,790	58,805
PROPERTY AND EQUIPMENT, net	1,513,385	1,512,993
RESTRICTED CASH	2,434	2,941
DEFERRED MEMBERSHIP ORIGINATION COSTS	7,748	8,716
OTHER ASSETS	47,483	48,070

TOTAL ASSETS	$1,638,840	$1,631,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$12,815	$16,716
Accounts payable	17,453	14,429
Construction accounts payable	9,499	9,882
Accrued expenses	57,485	48,235
Deferred revenue	38,154	36,939

Total current liabilities	135,406	126,201
LONG-TERM DEBT, net of current portion	622,056	643,630
DEFERRED RENT LIABILITY	30,197	29,048
DEFERRED INCOME TAXES	76,105	77,189
DEFERRED REVENUE	8,445	8,819
OTHER LIABILITIES	9,297	9,207

Total liabilities	881,506	894,094

SHAREHOLDERS’ EQUITY:
Common stock	835	829
Additional paid-in capital	396,413	395,121
Retained earnings	361,931	344,095
Accumulated other comprehensive loss	(1,845)	(2,614)

Total shareholders’ equity	757,334	737,431

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,638,840	$1,631,525

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2010	2009
REVENUE:
Membership dues	$145,165	$137,397
Enrollment fees	6,324	6,473
In-center revenue	65,532	59,302

Total center revenue	217,021	203,172
Other revenue	2,750	3,262

Total revenue	219,771	206,434

OPERATING EXPENSES:
Center operations	137,584	126,974
Advertising and marketing	6,772	8,298
General and administrative	10,700	11,708
Other operating	4,308	4,887
Depreciation and amortization	22,765	22,064

Total operating expenses	182,129	173,931

Income from operations	37,642	32,503

OTHER INCOME (EXPENSE):
Interest expense, net	(8,097)	(7,474)
Equity in earnings of affiliate	301	337

Total other income (expense)	(7,796)	(7,137)

INCOME BEFORE INCOME TAXES	29,846	25,366
PROVISION FOR INCOME TAXES	12,010	10,252

NET INCOME	$17,836	$15,114

BASIC EARNINGS PER COMMON SHARE	$0.45	$0.39

DILUTED EARNINGS PER COMMON SHARE	$0.44	$0.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	39,746	39,226

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	40,780	39,392

LIFE TIME FITNESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,836	$15,114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,765	22,064
Deferred income taxes	(1,826)	303
Loss on disposal of property and equipment, net	104	119
Amortization of deferred financing costs	849	669
Share-based compensation	1,775	2,234
Equity in earnings of affiliate	(301)	(337)
Dividend received from equity investment	350	350
Changes in operating assets and liabilities	12,238	7,868
Other	85	1,276

Net cash provided by operating activities	53,875	49,660

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(23,039)	(48,900)
Proceeds from sale of property and equipment	20	4
Increase in other assets	(237)	(1,634)
Decrease in restricted cash	507	144

Net cash used in investing activities	(22,749)	(50,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	4,813
Repayments of long-term borrowings	(32,666)	(3,694)
Proceeds from (repayments of) revolving credit facility, net	7,800	(300)
Decrease (increase) in deferred financing costs	42	(346)
Proceeds from exercise of stock options	371	—

Net cash provided by (used in) financing activities	(24,453)	473

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,673	(253)
CASH AND CASH EQUIVALENTS — Beginning of period	6,282	10,829

CASH AND CASH EQUIVALENTS — End of period	$12,955	$10,576

Non-GAAP Financial Measures
     This release and the related conference call disclose certain non-GAAP financial measures.
EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:
RECONCILIATION OF NET INCOME TO EBITDA
(In thousands)
(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
Net income	$17,836	$15,114
Interest expense, net	8,097	7,474
Provision for income taxes	12,010	10,252
Depreciation and amortization	22,765	22,064

EBITDA	$60,708	$54,904

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP.
     The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:
RECONCILIATION OF NET CASH PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
Net cash provided by operating activities	$53,875	$49,660
Less: Purchases of property and equipment	(23,039)	(48,900)

Free cash flow	$30,836	$760